Exhibit 99.1

Harvard Bioscience Announces First Quarter 2025 Financial Results

HOLLISTON, Mass., May 12, 2025 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the first quarter ended March 31, 2025.

Jim Green, Chairman and CEO, said, “First quarter revenues were in line with our expectations, reflecting typical Q4 to Q1 seasonality as well as uncertainty surrounding NIH funding and the evolving tariff situation, especially in relation to sales to China.”

We are excited by the emerging adoption of our breakthrough MeshMEA™ organoid systems by academic and biopharma customers and encouraged by the market reception of our new SoHo™ telemetry systems. In addition, we remain focused on managing costs and expect that recently completed cost reduction actions will result in operating cost reductions of approximately $1 million per quarter beginning in the second quarter.”

First Quarter 2025 Results

For the first quarter of 2025, the Company reported revenues of $21.8 million compared to $24.5 million in the first quarter of 2024. Gross margin for the first quarter of 2025 was 56.0%, compared to 60.3% in the first quarter of 2024.

Net loss for the first quarter of 2025 was $(50.3) million, which included goodwill impairment of $(48.0) million. This is compared to a net loss of $(4.7) million in the first quarter of 2024, which included a loss on marketable securities of ($1.3) million. Adjusted EBITDA for the first quarter of 2025 was $0.8 million compared to $1.6 million in the first quarter of the prior year. Cash provided by operations was $3.0 million during the three months ended March 31, 2025, compared to $1.4 million in the same period in 2024.

Second Quarter 2025 Guidance

The Company expects second quarter 2025 revenues of $18 million to $20 million and gross margin in the 55% to 57% range.

This press release includes certain financial information presented on an adjusted, or non-GAAP, basis. For additional information on the non-GAAP financial measures included in this press release, see “Use of Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Webcast and Conference Call Details

In conjunction with this announcement, Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time. A presentation that will be referenced during the webcast will be posted to the Company’s Investor Relations website shortly before the webcast begins.

Participants who would like to join the call and ask a question should dial 1-866-652-5200 and request to be connected to the Harvard Bioscience call.

Participants who would like to join the audio-only webcast should go to our events and presentations on the Investor Relations section of our website here (https://investor.harvardbioscience.com/events-and-presentations).

Use of Non-GAAP Financial Information

In this press release we have included non-GAAP financial information, including one or more of adjusted operating income (loss), adjusted operating margin, adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, diluted adjusted earnings (loss) per share, and net debt. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of our business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income resulting from items that we do not believe are reflective of the underlying operations of the business. Items excluded include stock-based compensation, amortization of intangibles related to acquisitions, other operating expenses, loss on equity securities, income taxes, and the tax impact of reconciling items. Management believes that this non-GAAP financial information is important in comparing current results with prior period results and is useful to investors and financial analysts in assessing the Company’s operating performance.

Non-GAAP historical financial statement information included herein is accompanied by a reconciliation to the nearest corresponding GAAP measure, which is included below.

With respect to non-GAAP forward-looking measures, we provide an outlook for adjusted EBITDA margin. Certain of the items that we exclude from this forward-looking non-GAAP measure may not be subject to the control of, or may not be reliably predicted by, the Company’s management. These items could cause our non-GAAP forward looking measures to vary materially from measures reported under GAAP.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different from other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, drug and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in the United States, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “believe” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, information concerning expected future financial and operational performance including revenues, gross margin, adjusted EBITDA and adjusted EBITDA margin, cash and debt position, growth and the introduction of new products, the strength of the Company’s market position, business model and anticipated macroeconomic conditions, and matters relating to our ability to continue as a going concern, fund our operations, or refinance our outstanding indebtedness. Forward-looking statements do not guarantee future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K as well as in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Investor Inquiries:

(508) 893-3120

investors@harvardbioscience.com

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Statements Of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024

Revenues	$21,774	$24,512
Cost of revenues	9,590	9,740
Gross profit	12,184	14,772

Sales and marketing expenses	4,971	5,904
General and administrative expenses	5,185	5,963
Research and development expenses	2,321	2,885
Amortization of intangible assets	1,160	1,333
Goodwill impairment	47,951	—
Other operating expenses	264	966
Total operating expenses	61,852	17,051

Operating loss	(49,668)	(2,279)

Other income (expense):
Interest expense	(802)	(751)
Loss on equity securities	—	(1,312)
Other income (expense), net	(324)	(142)
Total other expense	(1,126)	(2,205)

Loss before income taxes	(50,794)	(4,484)
Income tax (benefit) expense	(454)	210
Net loss	$(50,340)	$(4,694)

Loss per share:
Basic and diluted loss per share	$(1.14)	$(0.11)

Weighted-average common shares:
Basic and diluted	44,096	43,402

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$5,546	$4,108
Accounts receivable, net	13,479	14,866
Inventories	22,816	23,245
Other current assets	3,061	2,898
Total current assets	44,902	45,117
Property, plant and equipment	5,009	5,106
Goodwill and other intangibles	19,090	67,456
Other long-term assets	10,800	8,965
Total assets	$79,801	$126,644

Liabilities and Stockholders' Equity
Debt	$35,958	$36,956
Other current liabilities	19,645	18,002
Total current liabilities	55,603	54,958
Other long-term liabilities	9,363	8,346
Stockholders’ equity	14,835	63,340
Total liabilities and stockholders’ equity	$79,801	$126,644

HARVARD BIOSCIENCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net loss	$(50,340)	$(4,694)
Adjustments to operating cash flows	49,814	4,389
Changes in operating assets and liabilities	3,512	1,708
Net cash provided by operating activities	2,986	1,403

Cash flows from investing activities:
Additions to property, plant and equipment	(513)	(645)
Acquisition of intangible assets	(170)	(75)
Proceeds from sale of marketable equity securities	—	495
Net cash used in investing activities	(683)	(225)

Cash flows from financing activities:
Borrowing from revolving line of credit	—	2,500
Repayment of revolving line of credit	—	(500)
Repayment of term debt	(1,000)	(3,023)
Payment of debt issuance costs	(129)	—
Proceeds from exercise of employee stock options and purchases	—	15
Taxes paid related to net share settlement of equity awards	(75)	(47)
Net cash used in financing activities	(1,204)	(1,055)

Effect of exchange rate changes on cash and cash equivalents	339	(151)
Increase (decrease) in cash and cash equivalents	1,438	(28)
Cash and cash equivalents at the beginning of period	4,108	4,283
Cash and cash equivalents at the end of period	$5,546	$4,255

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands, except per share data and percentages)

	Three Months Ended
	March 31, 2025	March 31, 2024

GAAP operating loss	$(49,668)	$(2,279)
Stock-based compensation	600	1,048
Acquired asset amortization	1,160	1,333
Goodwill impairment	47,951	—
Other operating expenses (1)	264	966
Other adjustments	12	97
Adjusted operating income	$319	$1,165

Operating margin	(228.1%)	(9.3%)
Adjusted operating margin	1.5%	4.8%

GAAP net loss	$(50,340)	$(4,694)
Stock-based compensation	600	1,048
Acquired asset amortization	1,160	1,333
Goodwill impairment	47,951	—
Other operating expenses (1)	264	966
Other adjustments	12	97
Loss on equity securities	—	1,312
Income taxes	(199)	627
Adjusted net (loss) income	(552)	689
Depreciation & amortization	495	448
Interest and other expense, net	1,126	893
Adjusted income taxes (2)	(255)	(417)
Adjusted EBITDA	$814	$1,613
Adjusted EBITDA margin	3.7%	6.6%

Diluted loss per share (GAAP)	$(1.14)	$(0.11)

Diluted adjusted (loss) earnings per share	$(0.01)	$0.02
Weighted-average common shares:
Diluted GAAP	44,096	43,402

Diluted Adjusted	44,096	44,693

	March 31,
	2025	2024
Debt, including unamortized deferred financing costs	$35,958	$35,610
Unamortized deferred financing costs	392	490
Cash and cash equivalents	(5,546)	(4,255)
Net debt	$30,804	$31,845

(1) Other operating expenses for the three months ended March 31, 2025 includes $93 thousand of restructuring-related charges and $171 thousand of employee retention tax credit fees compared to $472 thousand of employee retention tax credit fees and $494 thousand of unclaimed property audit expenses for the three months ended March 31, 2024.

(2) Adjusted income taxes includes the tax effect of adjusting for the reconciling items using the tax rates in the jurisdictions in which the reconciling items arise.